Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in of Rocky Mountain Chocolate Factory, Inc.’s Registration Statements on Form S-8 (File Nos. 333-249485, 333-206534, 333-145986, and 333-191729) of our report dated May 27, 2022 relating to the consolidated financial statements for the fiscal years ended February 28, 2022; February 28, 2021; and February 29, 2020, which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Boulder, Colorado

May 27, 2022